Exhibit 10.53

SBA COMMUNICATIONS CORPORATION,

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 31, 2006

Up to $162,500,000

8 1/2% Senior Notes

Due 2012

Supplementing the Indenture dated as of December 14, 2004 between SBA Communications Corporation and U.S. Bank National Association, as Trustee.

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2006, between SBA Communications Corporation, a Florida corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), under the Indenture dated as of December 14, 2004 between the Company and the Trustee (the “Indenture”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company has issued its 8 1/2% Senior Notes due 2012 (the “Notes”) pursuant to the Indenture;

WHEREAS, there is currently outstanding under the Indenture $162,500,000 aggregate principal amount of the Notes;

WHEREAS, the Company has made an offer to Holders of the Notes to purchase for cash any and all of the outstanding Notes, as more particularly described in the Company’s Offer to Purchase and Consent Solicitation Statement dated March 20, 2006 and the accompanying Consent and Letter of Transmittal (which together constitute, as the same may be amended, supplemented or modified, the “Offer”);

WHEREAS, in connection with the Offer, the Company has requested that Holders of the Notes deliver their consents (the “Consent Solicitation”) with respect to the amendments to certain provisions of the Indenture set forth herein (the “Proposed Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain restrictions, with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding voting as a single class, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture for the purpose of amending or supplementing the Indenture;

WHEREAS, the Holders of not less than a majority of the aggregate principal amount of the Notes outstanding have duly consented to the Proposed Amendments in accordance with Section 9.02 of the Indenture (the “Consents”);

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Supplemental Indenture, and (ii) the Consents;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed; and

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows.

ARTICLE I

AMENDMENTS

SECTION 1.01. Deletion of Certain Provisions.

(a) Subject to Section 2.01 hereof, the Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase “Intentionally Omitted,” and any and all references to such sections and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

•	Section 3.09 (Offer to Purchase by Application of Excess Proceeds);

•	Section 4.03 (Reports);

•	Section 4.05 (Taxes);

•	Section 4.06 (Stay, Extension and Usury Laws);

•	Section 4.07 (Limitation on Restricted Payments);

•	Section 4.08 (Limitation on Dividends and Other Distributions from Restricted Subsidiaries);

•	Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);

•	Section 4.10 (Limitation on Asset Sales);

•	Section 4.11 (Limitation on Transactions with Affiliates);

•	Section 4.12 (Limitation on Liens);

•	Section 4.13 (Limitation on Business Activities);

•	Section 4.15 (Offer to Repurchase upon Change of Control);

•	Section 4.16 (Limitation on Sale and Leaseback Transactions);

•	Section 4.17 (Limitation on Issuances of Guarantees of Indebtedness);

•	Section 5.01(iv) (Merger, Consolidation or Sale of Assets); and

•	Section 6.01(c) through 6.01(f) (Events of Default).

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(b) All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 1.01(a) of this Supplemental Indenture are hereby deleted.

(c) The definition of any defined term used in the Indenture, where such definition is set forth in any of the sections or subsections that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture after the amendments hereby become effective, shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.01. Effectiveness; Operativeness.

(a) This Supplemental Indenture will become effective and binding upon the Company, the Trustee and the Holders as of the day and year first above written; and

(b) Article I of this Supplemental Indenture will become operative on the date Notes are accepted for payment pursuant to the Offer. Notwithstanding the foregoing, if the Offer and Consent Solicitation are terminated or withdrawn, and the Notes are not accepted for payment pursuant to the Offer for any reason, Article I of this Supplemental Indenture will not become operative.

SECTION 2.02. Reference to and Effect on the Indenture.

(a) On and after the effective date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

(b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.03. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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SECTION 2.04. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 2.05. Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 2.06. Counterparts and Method of Execution.

This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

SECTION 2.07. Titles.

Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date first written above.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Thomas P. Hunt
Name:	Thomas P. Hunt
Title:	Sr. Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Susan Freedman
Name:	Susan Freedman
Title:	Vice President

Signature Page to First Supplemental Indenture